Exhibit 99.1 Additional Disclosure Regarding Proxy Proposals November 29, 2023 © 2023 P © 2023 Palo Alt alo Alto Networks, Inc. All rights r o Networks, Inc. All rights reser eserved. ved.

Supplemental Disclosure to Assist Shareholders This document provides additional information for Palo Alto Networks’ shareholders to consider when determining how to vote with respect to Proposal 1 (election of directors), Proposal 3 (say-on-pay) and Proposal 4 (share reserve increase for equity plan). Since the Company ﬁled its proxy statement, Glass Lewis and ISS have issued formulaic advice on how shareholders might assess these proposals. Speciﬁcally, Glass Lewis has recommended against votes for two of our directors; ISS and Glass Lewis have recommended votes against Proposal 3; and ISS has recommended a vote against Proposal 4. Respectfully, the Palo Alto Networks Board of Directors disagree with the positions of the proxy advisory ﬁrms and reaﬃrm their recommendation that shareholders vote FOR all Proposals. As you can see in our proxy statement and these supplemental materials: ● We have recruited and maintained a highly performing Board of Directors that has guided tremendous growth in shareholder value. ● There is unshakable alignment between our executive compensation practices and company performance. ● Our employee equity incentive practices have driven extraordinary management performance and ensured competitive pay. At the same time, we have accomplished a steep and enduring reduction in the share burn rate. 2 © 2023 Palo Alto Networks, Inc. All rights reserved.

We Solicit, Value and Act on Shareholder Input ● We ask for shareholder input with respect to compensation decisions. ● We make commitments to our shareholders based on that input. ● We meet our commitments to our shareholders. 3 © 2023 Palo Alto Networks, Inc. All rights reserved.

Compensation Decisions Are Based on a Consistent Framework ● In our proxy statement, our Compensation and People Committee explained its approach to how it sets executive compensation, and described the shareholder feedback that informed our ﬁscal 2023 executive compensation program. ● We made 14 key commitments to our shareholders (see page 67 of the proxy statement for a full list) and have met all of those commitments, including the following key items: ○ Executive compensation is overwhelmingly performance-based (at least 75% of annual long-term incentive awards for named executive oﬃcers, excluding new-hire awards). ○ Compensation decisions are disclosed transparently, including the reasoning for those decisions, the performance targets set, and performance against those targets. ○ Long-term incentive awards are aligned with shareholder value creation and require sustained performance to be earned. ○ Long-term incentive awards have minimum vesting requirements and minimum holding requirements. ○ One-time equity awards to named executive oﬃcers are made only in exceptional circumstances. 4 © 2023 Palo Alto Networks, Inc. All rights reserved.

NEO Compensation is Fully Aligned with our Commitments ● Our ﬁscal 2023 named executive oﬃcer (“NEO”) compensation was 95% at risk (97.5% for our CEO), with 100% of equity compensation performance based. ● Our annual incentive program was earned based on both top line (revenue) and bottom line (organic operating margin) metrics with a modiﬁer based on achievement of ESG goals. ○ We intentionally designed our annual incentive program using a matrix approach so that our management team had the ﬂexibility to make decisions to concentrate on growth or proﬁtability depending on the performance of the business. ○ If our revenue was greater than 5% below target or our organic operating margin was more than 300 basis points below target, no incentive would be earned. ○ Although our revenue performance was slightly below target, our signiﬁcant overperformance with respect to organic operating margin contributed to the ﬁscal 2023 stock price performance described on the next slide. ● Our long-term incentive grants can be earned based on billings growth and total shareholder return as compared to indexed companies. To earn the maximum award, we have to perform on our plan and also deliver value to shareholders that is better than our compensation peer group. 5 © 2023 Palo Alto Networks, Inc. All rights reserved.

Company Performance Validates NEO Compensation ● Our executive team delivered extraordinary shareholder value in 2022 and the Compensation and People Committee decisions with respect to 2023 compensation were validated by our ﬁscal 2023 performance. ○ Our ﬁscal 2022 performance was at the 92nd percentile of our peer group, while our CEO was paid at the 44th percentile. ○ Our ﬁscal 2023 performance was at the 99th percentile of our peer group, and our CEO was paid at the 92nd percentile. ○ Our market capitalization increase from ﬁscal 2022 year-end to ﬁscal 2023 year-end was $26.9B (54.3%), delivering extraordinary value to our shareholders. 6 © 2023 Palo Alto Networks, Inc. All rights reserved.

CEO Retention Award Will Promote Shareholder Value ● CEO was granted a long-term performance and retention award that is entirely performance-based. ● Our proxy statement described the painstaking process and compelling rationale for making this award, including not just Mr. Arora’s track record of undeniable success, but also the imperative that Mr. Arora continue leading the Company through this signal moment when a new generation of artiﬁcial intelligence tools and technologies will transform both the threat landscape and the innovation needed to defeat cyber attackers. ● During Mr. Arora’s tenure, shareholders have beneﬁtted from: ○ $57.3 billion in market capitalization created. ○ Compound annual revenue growth of 24%. ○ Compound annual billings growth of 27%.* ● Based on extensive shareholder engagement, it became apparent to the Compensation and People Committee and the Board that our shareholders were not just pleased with Mr. Arora’s performance, but also wanted the Company to retain Mr. Arora for the long term. We have received no negative shareholder feedback regarding Mr. Arora’s retention award. * From June 1, 2018 (the date we announced Mr. Arora’s appointment as Chief Executive Oﬃcer) through July 31, 2023 (the last day of ﬁscal 2023). 7 © 2023 Palo Alto Networks, Inc. All rights reserved.

Shareholders Should Consider Unique Structure of CEO Retention Award Our Compensation and People Committee designed an award, based on the advice of its independent compensation consultant, that incentivizes long-term retention and requires strong, sustained performance. ● The ﬁve-year performance period is based on our relative performance against the S&P 500. ○ The award cannot be earned above target unless our stock price has increased – even if our performance is better than all of the S&P 500. ○ The graduated payout curve provides that Mr. Arora will only receive the maximum level of compensation if the Company delivers exceptional stock price performance. ○ The target performance level that is tied to performance at the 55th percentile of the S&P 500 index, rather than that the median level of performance. ○ There is a minimum level of required performance whereby the award can result in as few as zero shares if the Company’s performance is less than 40% of the companies in the S&P 500. ● The ﬁve-year performance period is an important feature aimed at securing Mr. Arora’s services as our CEO for at least ﬁve years. ● Mr. Arora must remain in the employ of the Company throughout the entire duration of the ﬁve-year performance period. Failure to do so will result in Mr. Arora receiving no value or compensation from the award. (The only exception to this will occur if Mr. Arora passes away during the performance period.) 8 © 2023 Palo Alto Networks, Inc. All rights reserved.

CEO Perquisites Are Part of a Sound Risk Management Strategy The Compensation and People Committee carefully reviews and approves perquisites every year. ● 91%+ of the reported “All Other Compensation” relates to security measures (including a driving service and a requirement that personal travel be done using charter aircraft) that were implemented based on the recommendations of a third-party risk management and security consulting ﬁrm. ○ Following a security incident involving Mr. Arora, this ﬁrm determined that there was a bona-ﬁde, business-related security concern for Mr. Arora and that credible threat actors existed with both the willingness and resources necessary for conducting an attack on Mr. Arora. ● Our Compensation and People Committee believes that the negative value of a business disruption caused by a security incident involving our CEO would far outweigh these annual costs. The expense incurred to prevent such an occurrence is appropriate and in the best interests of our shareholders. ● The Company annually reviews the reasonableness of the costs of these services and works to ensure maximum value and a fair price. 9 © 2023 Palo Alto Networks, Inc. All rights reserved.

Stock Plan Proposal - A Track Record of Transparency ● At the December 2021 annual meeting, shareholders approved a new equity incentive plan with a reserve of 13.2M shares (reﬂecting an adjustment for our 3:1 September 2022 stock split). When asking for initial approval, we advised shareholders that we expected those shares to last for one to two years. ● At our December 2022 annual meeting, so that we could again have a share reserve that would last for one to two years, we sought and received shareholder approval of an 5.985M increase to our share reserve. ● Continuing with this approach, Proposal 4 in our 2023 proxy statement asks for approval of a 5M increase in our share reserve so that we again have shares suﬃcient to last for one to two years. ● Each of our 2021 and 2022 shareholder proposals received support from the major institutional investor advisory groups because the requested reserves, and our consistent responsible use of the approved shares, were consistent with good governance. ● Our methodology for sizing our share request for our 2023 proposal was entirely consistent with our historical practices and methodologies. ● Nonetheless, ISS has recommended that shareholders not approve our share request because the rate at which we have been granting equity awards is higher than their stated benchmark due to the fact that, as of earlier this year, we are now listed in the S&P 500. 10 © 2023 Palo Alto Networks, Inc. All rights reserved.

Stock Plan Proposal - Use of Equity Over Time Our use of stock-based compensation is aligned with business performance. ● During the three years ending with ﬁscal 2021 prior to adopting the 2021 plan, our gross burn rate was 5.11% and our net burn rate was 3.75%. Two years later, for the three years ending with ﬁscal 2023, our gross burn rate was 3.38% (1.73 percentage points lower) and our net burn rate was 2.40% (1.35 percentage points lower). ● Our ﬁscal 2021 stock-based compensation expenses as a percentage of revenue was 21.8% and it decreased to 15.8% for ﬁscal 2023. ● Our three-year average ISS adjusted burn rate is 3.20%, which is 39% lower than the 5.27% ISS benchmark for Russell 3000 companies (our ISS benchmark group for ﬁscals 2021 and 2022), but is above the 1.94% ISS benchmark for S&P 500 Information Technology companies (our ISS benchmark group for ﬁscal 2023 as a result of our strong performance that led to us joining the S&P 500 in June 2023). Shareholders should be wary of following ISS’s recommendation on Proposal 4, which is based exclusively on the Company’s recent addition to a new peer group. ISS’s formulaic approach does not adequately account for the Company’s actual performance, which reﬂects the proven responsible use of equity. 11 © 2023 Palo Alto Networks, Inc. All rights reserved.

Stock Plan Proposal - Changes in Three-Year Average Usage Three Year Averages Fiscal 2021 Fiscal 2022 Fiscal 2023 Performance-based stock options (“PSOs”) granted 2.8 0.2 0.2 PSOs earned 0.4 2.3 2.7 Restricted Stock Units (“RSUs”) granted 10.5 9.0 7.5 Performance-based restricted stock units (“PSUs”) granted 1.4 1.5 2.3 PSUs earned 0.3 0.5 0.9 Total awards granted 14.7 10.7 10.0 Weighted average common stock outstanding 287.8 291.8 296.0 Gross Burn Rate 5.11% 3.67% 3.38% Forfeitures of Options 0.0 0.0 0.0 Forfeitures of PSOs 1.2 1.2 0.3 Forfeitures of RSUs 2.7 3.0 2.6 Net Grants 10.8 6.5 7.1 Net Burn Rate 3.75% 2.23% 2.40% 12 © 2023 Palo Alto Networks, Inc. All rights reserved.

Glass Lewis’ Recommendations on Director Nominees Are Not Compelling ● During our 2020 shareholder engagement process, we heard from shareholders that they value the diversity of background and expertise of our directors but that they would like us to increase the number of directors we had with diverse backgrounds. Since we received that feedback, we have added four directors to the board and three of the four directors brought additional gender, ethnic and/or racial diversity to the board. ● The Glass Lewis recommendation against Ms. Twohill is based on their strict policies relating to business relationships between issuers and companies related to their directors. Those policies required a recommendation against Ms. Twohill due to arms-length transactions between the Company and Google that were disclosed for our ﬁscal 2022. Those transactions were not material to either the Company or Google and Ms. Twohill took no part in decisions about those transactions, which is why we consider Ms. Twohill to be independent. On the other hand, Ms. Twohill’s insights on leadership, marketing, and brand management, to name a few, have been invaluable since she joined the board. ● The Glass Lewis recommendation against Ms. Bawa stems from their ultimate disapproval of our pay practices and the long-term performance and retention award we granted to our CEO in ﬁscal 2023. We extensively describe the rationale for our pay practices in these materials (as well as our proxy statement). Ms. Bawa’s senior leadership and management expertise at public technology companies, including with respect to risk management oversight, add tremendous value to the Company. 13 © 2023 Palo Alto Networks, Inc. All rights reserved.